Exhibit 10.49

Loan Number: 1510077

Date: May 7, 2025 MIN: 1017191-0001510077-5

FIXED/ADJUSTABLE RATE NOTE
(30-day Average SOFR Index (As Published by the Federal Reserve Bank of New York) - Rate Caps)

THIS NOTE CONTAINS PROVISIONS ALLOWING FOR A CHANGE IN MY FIXED INTEREST RATE TO AN ADJUSTABLE INTEREST RATE. THIS NOTE LIMITS THE AMOUNT MY ADJUSTABLE INTEREST RATE CAN CHANGE AT ANY ONE TIME AND THE MINIMUM AND MAXIMUM RATES I MUST PAY.

1650 S RIMPAU BLVD, LOS ANGELES, CALIFORNIA 90019

[Property Address]

1. BORROWER'S PROMISE TO PAY

In return for a loan in the amount of U.S. $ 520,000.00 (the "Principal") that I have received from INVESTOR MORTGAGE FINANCE LLC (the "Lender"), I, the undersigned (the "Borrower"), promise to pay the Principal, plus interest, to the order of the Lender. I will make all payments under this Fixed Rate Note (this "Note") in U.S. currency in the form of cash, check, money order, or other payment method accepted by Lender.

I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder."

2. INTEREST

Interest will be charged on unpaid Principal until the full amount of the Principal has been paid. I will pay interest at a yearly rate of 7.125 %. The interest rate I will pay will change in accordance with Section 4 of this Note.

The interest rate required by this Section 2 is the rate I will pay before any default described in Section 7(B) of this Note. The interest rate I will pay after any default described in Section 7(B) of this Note is described in Section 7(F) of this Note.

3. PAYMENTS

(A) Time and Place of Payments

I will pay Principal and interest by making a payment every month. This amount is called my "Monthly Payment."

I will make my Monthly Payment on the 1st day of each month beginning on July , 2025 . I will make these payments every month until I have paid all of the Principal and interest and any other charges described below that I may owe under this Note. Each Monthly Payment will be applied as of its scheduled due date and will be applied to interest before the Principal. If, on June 1, 2055 , I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "Maturity Date."

I will make my Monthly Payments at 1905 KRAMER LN. STE.B700, AUSTIN, TEXAS 78758 or at a different place if required by the Note Holder.

(B) Amount of My Initial Monthly Payments

Each of my initial Monthly Payments will be in the amount of U.S. $ 3,503.34 . This amount may change. This payment amount does not include any property taxes, insurance, or other charges that I may be required to pay each month.

(C) Monthly Payment Changes

Changes in my Monthly Payment will reflect changes in the unpaid Principal of my loan and in the interest rate that I must pay. The Note Holder will determine my new interest rate and the changed amount of my Monthly Payment in accordance with Section 4 of this Note.

4. ADJUSTABLE INTEREST RATE AND MONTHLY PAYMENT CHANGES

(A) Change Dates

The initial fixed interest rate I will pay will change to an adjustable interest rate on the first day of June, 2030 , and the adjustable interest rate I will pay may change on the first day of the month every 6 month thereafter. The date on which my initial fixed interest rate changes to an adjustable interest rate, and each date on which my adjustable interest rate could change is called a "Change Date."

(B) The Index

Beginning with the first Change Date, my adjustable interest rate will be based on an Index that is calculated and provided to the general public by an administrator (the "Administrator"). The "Index" is a benchmark, known as the 30-day Average SOFR index. The Index is currently published by the Federal Reserve Bank of New York. The most recent Index value available as of the date 45 days before each Change Date is called the "Current Index," provided that if the Current Index is less than zero, then the Current Index will be deemed to be zero for purposes of calculating my interest rate.

If the Index is no longer available, it will be replaced in accordance with Section 4(G) below.

(C) Calculation of Changes

Before each Change Date, the Note Holder will calculate my new interest rate by adding FIVE AND 500/1000 percentage points (5.500 %) (the "Margin") to the Current Index. The Margin may change if the Index is replaced by the Note Holder in accordance with Section 4(G)(2) below. The Note Holder will then round the result of the Margin plus the Current Index to the nearest one-eighth of one percentage point (0.125%). Subject to the limits stated in Section 4(D) below, this rounded amount will be my new interest rate until the next Change Date.

The Note Holder will then determine the amount of the Monthly Payment that would be sufficient to repay the unpaid Principal that I am expected to owe at the Change Date on the Maturity Date at my new interest rate in substantially equal payments. The result of this calculation will be the new amount of my Monthly Payment.

(D) Limits on Interest Rate Changes

The interest rate I am required to pay at the first Change Date will not be greater than 9.125 % or less than 7.125 %. Thereafter, my interest rate will never be increased or decreased on any single Change Date by more than ONE AND 000/1000 percentage point(s) (1.000 %) from the rate of interest I have been paying for the preceding 6 months. My interest rate will never be greater than 12.125 % or less than 7.125 %.

(E) Effective Date of Changes

My new interest rate will become effective on each Change Date. I will pay the amount of my new Monthly Payment beginning on the first Monthly Payment date after the Change Date until the amount of my Monthly Payment changes again.

(F) Notice of Changes

The Note Holder will deliver or mail to me a notice of any changes in my initial fixed interest rate to an adjustable interest rate and of any changes in my adjustable interest rate before the effective date of any change. The notice will include the amount of my Monthly Payment, any information required by law to be given to me and also the title and telephone number of a person who will answer any question I may have regarding the notice.

(G) Replacement Index and Replacement Margin

The Index is deemed to be no longer available and will be replaced if any of the following events (each, a "Replacement Event") occur: (i) the Administrator has permanently or indefinitely stopped providing the Index to the general public; or (ii) the Administrator or its regulator issues an official public statement that the Index is no longer reliable or representative.

If a Replacement Event occurs, the Note Holder will select a new index (the "Replacement Index") and may also select a new margin (the "Replacement Margin"), as follows:

(1) If a replacement index has been selected or recommended for use in consumer products, including residential adjustable-rate mortgages, by the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, or a committee endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York at the time of a Replacement Event, the Note Holder will select that index as the Replacement Index.

(2) If a replacement index has not been selected or recommended for use in consumer products under Section (G)(1) at the time of a Replacement Event, the Note Holder will make a reasonable, good faith effort to select a Replacement Index and a Replacement Margin that, when added together, the Note Holder reasonably expects will minimize any change in the cost of the loan, taking into account the historical performance of the Index and the Replacement Index.

The Replacement Index and Replacement Margin, if any, will be operative immediately upon a Replacement Event and will be used to determine my interest rate and Monthly Payments on Change Dates that are more than 45 days after a Replacement Event. The Index and Margin could be replaced more than once during the term of my Note, but only if another Replacement Event occurs. After a Replacement Event, all references to the "Index" and "Margin" will be deemed to be references to the "Replacement Index" and "Replacement Margin."

The Note Holder will also give me notice of my Replacement Index and Replacement Margin, if any, and such other information required by applicable law and regulation.

5. BORROWER'S RIGHT TO PREPAY [SEE PREPAYMENT ADDENDUM]

I shall be subject to the Prepayment terms set forth in the Prepayment Rider attached hereto and made a part hereof.

6. LOAN CHARGES

If applicable law sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit, and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the Principal I owe under this Note or by making a direct payment to me. If a refund reduces Principal, the reduction will be treated as a partial Prepayment.

7. BORROWER'S FAILURE TO PAY AS REQUIRED

(A) Late Charges for Overdue Payments

If the Note Holder has not received the full amount of any Monthly Payment by the end of 15 calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be 5.000 % of the overdue payment of Principal and interest. I will pay this late charge promptly but only once on each late payment.

(B) Default

If I do not pay the full amount of each Monthly Payment on the date it is due, I will be in default.

(C) Notice of Default

If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of unpaid Principal, all the interest that I owe on that amount, and any other charges due under this Note (the "Default Balance"). That date must be at least 30 days after the date on which the notice is mailed to me or delivered by other means.

(D) No Waiver By Note Holder

Even if, at a time when I am in default, the Note Holder does not require me to pay the Default Balance immediately in full as described above, the Note Holder will still have the right to do so if I continue to be in default or if I am in default at a later time.

(E) Payment of Note Holder's Costs and Expenses

If the Note Holder has required me to pay the Default Balance immediately as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees and costs.

(F) Default Rate of Interest

If I am in default the interest rate that I am required to pay as described in Section 2 and Section 4 of this Note will be increased by 4.000%. For example, if the interest rate described in Section 2 is 7.000% and I am in default, my interest rate will increase to 11.000% until I am no longer in default. The default rate of interest shall apply when I am in default and for the period following acceleration of this Note until all amounts due under this Note and the Security Instrument are paid in full.

8. GIVING OF NOTICES

(A) Notice to Borrower

Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address. I will promptly notify the Note Holder of any change to my physical address and of any change to my mailing address. Unless applicable law requires otherwise, notice may instead be sent by e-mail or other electronic communication if agreed to by me and the Note Holder in writing and if I have provided the Note Holder with my current e-mail address or other electronic address. If I have agreed with the Note Holder that notice may be given by e-mail or other electronic communication, I will promptly notify the Note Holder of any changes to my e-mail address or other electronic address.

(B) Notice to Note Holder

Any notice that I must give to the Note Holder under this Note will be delivered by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if I am given notice of that different address.

9. OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

10. WAIVERS

I and any other person who has obligations under this Note waive the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

Class Action Waiver: Any claim must be brought in the respective party's individual capacity, and not as a plaintiff or class member in any purported class, collective, representative, multiple plaintiffs, or similar proceeding (the "Class Action"). I expressly waive any ability to maintain any Class Action in any forum. Any claim that all or part of this Class Action Waiver is unenforceable, unconscionable, void, or voidable may be determined only by a court of competent jurisdiction.

11. UNIFORM SECURED NOTE

This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Mortgage Deed, Deed of Trust, or Security Deed, as amended by accompanying riders (the "Security Instrument") protects the Note Holder from possible losses that might result if I do not keep the promises that I make in this Note. That Security Instrument also describes how and under what conditions I may be required to make immediate payment of all amounts I owe under this Note. Some of those conditions are described as follows:

(A) Until my initial fixed interest rate changes to an adjustable interest rate under the terms stated in Section 4 above, Section 19 of the Security Instrument will read as follows:

Transfer of the Property or a Beneficial Interest in Borrower. For purposes of this Section 19 only, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract, or escrow agreement, the intent of which is the transfer of title by Borrower to a purchaser at a future date.

If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, Lender shall not exercise this option if such exercise is prohibited by Applicable Law.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice will provide a period of not less than 30 days from the date the notice is given in accordance with Section 16, within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to, or upon, the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower and will be entitled to collect all expenses incurred in pursuing such remedies, including, but not limited to: (a) reasonable attorneys' fees and costs; (b) property inspection and valuation fees; and (c) other fees incurred to protect Lender's Interest in the Property and/or rights under this Security Instrument.

(B) When my initial fixed interest rate changes to an adjustable interest rate under the terms stated in Section 4 above, Section 19 of the Security Instrument described in Section 11(A) above will then cease to be in effect, and Section 19 of the Security Instrument will instead read as follows:

Transfer of the Property or a Beneficial Interest in Borrower. For purposes of this Section 19 only, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract, or escrow agreement, the intent of which is the transfer of title by Borrower to a purchaser at a future date.

If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, Lender shall not exercise this option if such exercise is prohibited by Applicable Law. Lender also will not exercise this option if (a) Borrower causes to be submitted to Lender information required by Lender to evaluate the intended transferee as if a new loan were being made to the transferee, and (b) Lender reasonably determines that Lender's security will not be impaired by the loan assumption and that the risk of a breach of any covenant or agreement in this Security Instrument is acceptable to Lender.

To the extent permitted by Applicable Law, Lender may charge a reasonable fee as a condition to Lender's consent to the loan assumption. Lender may also require the transferee to sign an assumption agreement that is acceptable to Lender and that obligates the transferee to keep all the promises and agreements made in the Note and in this Security Instrument. Borrower will continue to be obligated under the Note and this Security Instrument unless Lender releases Borrower in writing.

If Lender exercises this option to require immediate payment in full, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 16 within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to, or upon, the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower and will be entitled to collect all expenses incurred in pursuing such remedies, including, but not limited to: (a) reasonable attorneys' fees and costs; (b) property inspection and valuation fees; and (c) other fees incurred to protect Lender's Interest in the Property and/or rights under this Security Instrument.

(C) The Borrower shall be in default if at any time the Borrower, or any immediate family of the Borrower, occupies the Property as a primary or secondary residence. If the Borrower is a business entity, the Borrower shall be in default if any member, partner, officer, trustee, owner, beneficiary or employee of the Borrower, or any immediate family members of the same, at any time occupy the Property as a primary or secondary residence.

(D) This loan is solely for a business or commercial purpose. The loan is not extended primarily for personal, family, household, or agricultural use.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

ELATA INVESTMENTS, LLC

By: ______________________________(Seal)
David Jonathan Behrend, AS MANAGER -Borrower

PREPAYMENT ADDENDUM TO NOTE

(Fixed Percentage)

Prepayments. Borrower may prepay the Loan in part or in full prior to the Maturity Date provided that Borrower:

a. shall provide Lender with written notice of either (i) Borrower's intention to prepay the Loan in full by requesting a payoff letter or (ii) Borrower's making of a partial prepayment and the amount thereof; and

b. commencing on the date hereof and continuing until the first anniversary date of the loan (the "Prepayment Term"), Borrower shall pay a prepayment premium to Lender simultaneously with the prepayment calculated on the amount prepaid as follows:

   1. If the Prepayment occurs on or before the first anniversary date of the loan, the prepayment penalty will equal three percent (3%) of the Principal amount prepaid.

A prepayment penalty shall not apply if the Prepayment occurs after the first anniversary date.

The Note Holder will use my Prepayments to reduce the amount of Principal that I owe under this Note. However, the Note Holder may apply my Prepayment to the accrued and unpaid interest on the Prepayment amount before applying my Prepayment to reduce the Principal amount of this Note. If I make a partial Prepayment, there will be no changes in the due dates of my monthly payments unless the Note Holder agrees in writing to those changes. A prepayment penalty shall apply pro rata to any partial prepayment.

ANY PREPAYMENT OF PRINCIPAL RESULTING FROM AN ACCELERATION OF THE LOAN FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT WILL INCUR A PREPAYMENT PREMIUM.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

ELATA INVESTMENTS, LLC

By: ______________________ (Seal)
David Jonathan Behrend, AS MANAGER -Borrower